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                [VEDDER, PRICE, KAUFMAN & KAMMHOLZ LETTERHEAD]



                                October 30, 1998


Time Horizon Funds
400 Bellevue Parkway
Wilmington, Delaware 18809


Gentlemen and Ladies:

     We hereby consent to the reference to our name under the heading "General Information -- Counsel" in the Statement of Additional Information contained in Post-Effective Amendment No. 7 to the registration statement on Form N-1A for Time Horizon Funds (File No. 33-91448 and 811-9024) and to the filing of this consent as an exhibit to the registration statement.

                                           Very truly yours,

                                           VEDDER, PRICE, KAUFMAN & KAMMHOLZ

                                           By:
                                              ------------------------------
                                               Cathy G. O' Kelly



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